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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       CHASE MORTGAGE FINANCE CORPORATION

(Pursuant to Section 242 of the Delaware General Corporation Law)

         Chase Mortgage Finance Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable that Corporation's Restated Certificate of Incorporation shall be amended as follows:

         ARTICLE THIRD shall be amended to read in its entirety as follows:

         "THIRD: The purpose of the corporation is to engage in the following activities:

                           (a) to acquire, own, hold, pledge, sell, dispose of,
                  finance and refinance and otherwise deal with mortgage loans (and interests therein) secured by first liens on one- to four-family residential properties, regardless of whether insured or guaranteed, in whole or in part, by any governmental agency ("Mortgage Loans") and mortgage loan pass-through certificates and similar instruments ("Mortgage Certificates") evidencing a fractional undivided interest in one or more pools of Mortgage Loans;



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                           (b) to authorize, issue, sell and deliver either or
                  both debt obligations (including collateralized mortgage obligations) secured by Mortgage Loans or Mortgage Certificates and rated in one of its two highest rating categories by a nationally recognized statistical rating agency, and Mortgage Certificates (including those representing interests subordinate to such debt obligations) with respect to pools of Mortgage Loans;

                           (c) to organize and create one or more trusts or
                  corporations to engage in the activities described in clauses
                  (a) and (b) above; and

                           (d) to engage in any activity and to exercise any
                  powers permitted to corporations under the laws of the State of Delaware which are incidental to and necessary or convenient to enable the corporation or nay of its affiliates to accomplish the foregoing."

         RECORD: The foregoing amendment has been duly adopted by written consent in accordance with the provisions of Section 142 and Section 238 of the General Corporation Law of the State of Delaware and written notice has been given to stockholders in accordance with and as provided by Section 226(d) of the General Corporation Law of the State of Delaware.



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         IN WITNESS THEREOF, Chase Mortgage Finance Corporation has caused this certificate to be executed as of the eighteenth day of October, 1994.


                                              CHASE MORTGAGE FINANCE
                                              CORPORATION

                                              By:  /s/ Samuel H. Cooper
                                                   ---------------------------
                                                   Name: Samuel H. Cooper
                                                   Title: President

ATTEST:

By: /s/ Robert J. Jacobs
    -------------------------
    Name: Robert J. Jacobs
    Title: Secretary


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                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

         CMB Mortgage Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation by unanimous written consent in lieu of a meeting, adopted by a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

                  RESOLVED, that the Restated Certificate of Incorporation of CMB Mortgage Finance Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                           "The name of the corporation is Chase
                           Mortgage Finance Corporation"

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, said CMB Mortgage Finance Corporation has caused this certificate to be signed by A. Hardy Eubanks, III, its President, and attested by Keith C. Leavy, its Assistant Secretary, this 22nd day of November, 1988.

                                             CMB Mortgage Finance Corporation


                                             By: /s/ A. Hardy Eubanks III
                                                 -------------------------
                                                 President

ATTEST:


By: /s/ Keith C. Leavy
    -------------------------
    Assistant Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         The Mortgage Finance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by unanimous written consent in lieu of a meeting, adopted by a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

                           RESOLVED, that the Restated Certificate of
                  Incorporation of The Mortgage Finance Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                           "The name of the corporation is CMB
                           Mortgage Finance Corporation"

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, said The Mortgage Finance Corporation has caused this certificate to be signed by A. Hardy Eubanks, III, its President, and attested by Keith C. Leavy, its Assistant Secretary, this 22nd day of March, 1988.


                                               The Mortgage Finance Corporation


                                               By /s/ A. Hardy Eubanks, III
                                                  ---------------------------
                                                  President

ATTEST:


By  /s/ Keith C. Leavy
    ---------------------
    Assistant Secretary



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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        THE MORTGAGE FINANCE CORPORATION

         The undersigned, being the sole incorporator of The Mortgage Finance Corporation, a Delaware corporation (the "Corporation"), pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

         1. The name of the Corporation is The Mortgage Finance Corporation.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 4, 1986.

         3. The Corporation has not as of the date hereof received any payment for any of its shares of common stock.

         4. The sole incorporator has adopted the following Restated Certificate of Incorporation of the Corporation (attached hereto) declaring such Restated to be advisable and said Restated was adopted by the sole Incorporator in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

         WITNESS the signature of the undersigned to this certificate this 3rd day of March, 1988.


                                                     /s/ Frank C. Puleo
                                                     ---------------------
                                                     Frank C. Puleo
                                                     Sole Incorporator




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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        THE MORTGAGE FINANCE CORPORATION

         FIRST: The name of the corporation is The Mortgage Finance Corporation.

         SECOND: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage solely in the following activities:

         (a) to acquire, own, hold, pledge, sell, dispose of, finance and refinance and otherwise deal with mortgage loans and interests therein ("Mortgage Loans") and mortgage loan pass-through certificates, participation certificates, and similar instruments, including those issued or guaranteed by U.S. government agencies or instrumentalities ("Mortgage Certificates") secured by or evidencing a fractional undivided interest in one or more pools-of Mortgage Loans or Mortgage Certificates;

         (b) to authorize, issue, sell, retain and deal in one or more series (which may consist of multiple classes) of either or both of (i) debt obligations (including collateralized mortgage obligations) secured primarily by Mortgage Loans or Mortgage Certificates or other mortgage collateral and rated in one of its two highest rating categories by a nationally recognized statistical rating agency and (ii) Mortgage Certificates (including those representing interests subordinate to such debt obligations or to series, or classes of a series, of Mortgage Certificates);


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         (c) to organize and create one or more trusts or corporations to engage in the activities described in clauses (a) and (b) above and to invest in or to sell beneficial interests in the same; and

         (d) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to and necessary or convenient to accomplish the foregoing.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock with a par value of One Dollar ($1.00) per share.

         FIFTH: The name and mailing address of the incorporator is Frank C. Puleo, 1 Chase Manhattan Plaza, New York, New York 10005.

         SIXTH: The directors shall have power to make, alter or repeal by-laws, except as may otherwise be provided in the by-laws.

         SEVENTH: Elections of directors need not be by written ballot, except as may otherwise be provided in the by-laws. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may (except as otherwise required by law) be kept within or without the State of Delaware at such place or places as may be designated from time to time by the board of directors.

         EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


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The corporation reserves the right to amend, alter, modify or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law.